FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 3, 2010 (August 31, 2010)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway
Midlothian, Virginia 23113

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 31, 2010, SouthPeak Interactive Corporation (“SouthPeak”) entered into an Amended and Restated Securities Purchase Agreement (the “Amended Purchase Agreement”), pursuant to which it sold an aggregate of $2.0 million of a new series of senior secured convertible promissory notes (the “Additional Notes”) to AQR Opportunistic Premium Offshore Fund, L.P., Advanced Series Trust, solely on behalf of the AST Academic Strategies Asset Allocation Portfolio, and Terry Phillips, SouthPeak’s chairman (collectively, the “Additional Note Buyers”).  The Amended Purchase Agreement amends and restates the Securities Purchase Agreement, dated as of July 16, 2010 (the “Original Purchase Agreement”), pursuant to which SouthPeak sold an aggregate of $5,500,000 of  senior secured convertible notes and associated warrants to the buyers listed on the Schedule of Buyers attached thereto (the “Original Buyers” and, together with the Additional Note Buyers, the “Buyers”).  The Original Purchase Agreement was the subject of a Current Report on Form 8-K, filed by SouthPeak with the Securities and Exchange Commission on July 22, 2010 (the “Original 8-K”).  The Additional Notes are subject to the Pledge and Security Agreement and the Guaranty made by SouthPeak’s subsidiaries, both of which are filed as exhibits to the Original 8-K.  The shares of common stock underlying the Additional Notes are also subject to the Registration Rights Agreement, also filed as an exhibit to the Original 8-K.  The Closing under the Amended Purchase Agreement occurred on September 1, 2010.

See Item 3.02 for a description of the Additional Notes, which description is incorporated herein by reference.  The summaries provided above are qualified in all respects to the terms of the actual documents attached hereto as exhibits. In the event of any conflict between such summaries and the documents, the documents shall control.

Item 3.02	Unregistered Sales of Equity Securities

SouthPeak received $2.0 million in cash for $2.0 million of the Additional Notes, of which $200,000 was paid by Terry Phillips, SouthPeak’s chairman.  The Additional Notes bear interest at 24.0% per annum.  Interest is payable on December 31, 2010 and on March 15, 2011, the maturity date.  The principal and interest due under the Additional Notes are convertible at a price of $20.00 per share.  No right of conversion exists with respect to the Additional Notes if such conversion would cause the holder to beneficially own in excess of 4.99% of our common stock.

SouthPeak has the right to redeem all or any part of the Additional Notes at 102% of the principal amount being redeemed subject to conditions prescribed in the Additional Notes.  The holders also have the right of redemption if an event of default occurs under the Additional Notes.  Reference is made to the form of Additional Note attached hereto as part of the exhibits to this Form 8-K for other provisions relating to the Additional Notes.

SouthPeak relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under such act for the issuance of the Additional Notes.

The above summaries are qualified in all respects to the terms of the actual documents attached hereto as exhibits. In the event of any conflict between such summaries and the documents, the documents shall control.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
4.1	Form of Senior Secured Convertible Note issued to Additional Note Buyers
10.1	Amended and Restated Securities Purchase Agreement, between SouthPeak and Buyers, dated August 31, 2010
10.2	Schedules to Amended and Restated Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010

SouthPeak Interactive Corporation

By:	/s/ Reba L. McDermott
Reba L. McDermott, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Form of Senior Secured Convertible Note issued to Additional Note Buyers
10.1	Amended and Restated Securities Purchase Agreement, between SouthPeak and Buyers, dated August 31, 2010
10.2	Schedules to Amended and Restated Securities Purchase Agreement